Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SumTotal Systems, Inc.

Mountain View, California

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 12, 2008, relating to the consolidated financial statements and schedule, and the effectiveness of SumTotal System, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP
San Francisco, California

July 30, 2008